Appendix B

                                SUPERTEX, INC.
                            2001 STOCK OPTION PLAN

1. Purpose.

   The purpose of the Supertex, Inc. 2001 Stock Option Plan (the "Plan") is to provide for the grant of stock options as an incentive to selected directors, officers, employees and consultants of Supertex, Inc. (the "Company") and any Subsidiary of the Company to acquire a proprietary interest in the Company, to continue as directors, officers, employees and consultants and to increase their efforts on behalf of the Company.

2. Definitions.

   As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Board " shall mean the Board of Directors of the Company.

(b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(c) "Committee" shall mean the committee described in Section 3.

(d) "Company" shall mean Supertex, Inc., a California corporation, and any successor corporation.

(e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(f) "Fair Market Value" means, as of any date, the value of Stock determined as follows:

        (i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

        (ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination; or

        (iii) In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

(g) "Grantee" shall mean an officer, director, employee or consultant of the Company to whom an Option has been granted under the terms of the Plan.

(h) "Incentive Stock Option" shall mean an option granted under the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(i) "Non-employee Director" shall mean a director of the Company who is a "non-employee director" within the meaning of Rule 16b-3.

(j) "Non-Qualified Stock Option" shall mean an option granted under the Plan that is not intended to be an Incentive Stock Option.

(k) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock
Option.

(l) "Option Agreement" shall mean a written agreement between the Company and a Grantee as described in Section 6.

(m) "Outside Director" shall mean a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code.

(n) "Plan" shall mean this Supertex, Inc. 2001 Stock Option Plan, as amended from time to time.

(o) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(p) "Stock" shall mean shares of Common Stock, no par value, of the Company pursuant to an adjustment made under Section 8.

(q) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Administration.

(a) The Plan shall be administered by a committee (the "Committee") designated by the Board. The Committee shall consist of at least two directors and may consist of the entire Board; provided, however, that (i) if the Committee consists of less than the entire Board, each member shall be a Non-employee Director and (ii) to the extent necessary for an Option intended to qualify as performance-based compensation under Section 162(m) of the Code to so qualify, each member of the Committee shall be an Outside Director.

(b) The Committee shall have plenary authority in its discretion, subject only to the express provisions of the Plan and, in reference to the Incentive Stock Options, to Code Section 422:

        (i) to select the Grantees, the number of shares of Stock subject to each Option and terms of the Option granted to each Grantee (including without limitation the period during which such Option can be exercised and any restrictions on exercise), provided that, in making its determination, the Committee shall consider the position and responsibilities of the individual, the nature and value to the Company of his or her services and accomplishments, the individual's present and potential contribution to the success of the Company and any other factors that the Committee may deem relevant;

        (ii) to determine the dates of the Option grants;

        (iii) to prescribe the form of the Option Agreements;

        (iv) to adopt, amend and rescind rules and regulations for the administration of the Plan and for its own acts and proceedings;

        (v) to decide all questions and settle all controversies and disputes of general applicability that may arise in connection with the Plan; and

        (vi) to modify or amend any outstanding Option as provided in
        Section 7(h).

All decisions, determinations and interpretations with respect to the foregoing matters shall be made by the Committee and shall be final and binding upon all persons.

(c) Delegation. The Committee may delegate authority to an officer of the Company to grant Options to Grantees who are not subject to the short-swing profit rules of Section 16 of the Exchange Act and are not "covered employees" whose compensation is subject to the deduction limit of Section 162(m) of the Code, at the discretion of such appointed officer, provided, however, that the appointed officer shall have no authority to grant Options in units greater than twenty-five thousand (25,000) without approval of the Committee.

(d) Exculpation. No member of the Board or Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under it unless such action or failure to take action constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this subsection shall not apply to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, state or federal law.

(e) Indemnification. Each member of the Board or Committee shall be entitled without further act on his part or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options under it in which he or she may be involved by reason of being or having been a member of the Board or Committee at the time of the action, suit or proceeding.

4. Effectiveness and Termination of the Plan.

   The Plan shall become effective as of June 1, 2001, provided that the Plan is approved by the stockholders of the Company within one year of its adoption. Any Option outstanding at the time of termination of the Plan shall remain in effect in accordance with its terms and conditions and those of the Plan. The Plan shall terminate on the earliest of:

(a) May 31, 2011; or

(b) the date when all shares of Stock reserved for issuance under Section 5 of the Plan shall have been acquired through exercise of Options granted under the Plan; or

(c) such earlier date as the Board may determine.

5. The Stock.

   The aggregate number of shares of Stock issuable under the Plan shall be two million shares (2,000,000) or the number and kinds of shares of capital stock or other securities substituted for the Stock as provided in Section 8. The aggregate number of shares of Stock issuable under the Plan may be set aside out of the authorized but unissued shares of Stock not reserved for any other purpose, or out of shares of Stock held in or acquired for the treasury of the Company. All shares of Stock subject to an Option that terminates unexercised for any reason may thereafter be subjected to a new Option under the Plan.

6. Option Agreement.

   Each Grantee shall enter into an Option Agreement with the Company setting forth the terms and conditions of the Option issued to the Grantee, consistent with the Plan. The form of Option Agreement may be established at any time or from time to time by the Committee. No Grantee shall have rights in any Option unless and until an Option Agreement is entered into with the Company.

7. Terms and Conditions of Options.

   Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Except as hereinafter provided, Options granted under the Plan shall be subject to the following terms and conditions:

(a) Grantees. The Grantees shall be those employees, officers, directors and consultants of the Company or its Subsidiaries, selected by the Committee. Former employees and consultants may also be Grantees if the Option is granted in connection with the services they rendered or the termination of such services. No Incentive Stock Options shall be granted to (i) any person owning Stock or other capital stock in the Company possessing more than 10% of the total combined voting power of all classes of capital stock of the Company, unless such Incentive Stock Option meets the requirements of 7(b) and 7(e); or (ii) any director who is not an officer. The maximum number of shares of Stock which may be issued pursuant to Options granted to a Grantee within a calendar year is one-hundred thousand (100,000), as adjusted for stock splits, stock dividends and like events.

(b) Price. The per Share exercise price of an Incentive Stock Option shall be no less than the Fair Market Value of the Stock, without regard to any restriction, on the date the Incentive Stock Option is granted. If a Grantee owns more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price of any Incentive Stock Option granted to such individual shall be 110% of the Fair Market Value of the Stock. The per Share exercise price of a Non-Qualified Stock Option may not be less than the Fair Market Value of the Stock on the date of grant, however, in the case of a Non-Qualified Stock Option intended to qualify as "performance-based compensation" within the meaning of 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value, without regard to any restriction, on the date such Nonqualified Stock Option is granted.

(c) Payment for Stock. The exercise price of an Option shall be paid in full at the time of the exercise (i) in cash, or (ii) by certified check payable to the Company, or (iii) by other mode of payment (e.g., stock) as the Committee may approve.

(d) Limitation. Notwithstanding any provision of the Plan to the contrary, an Option shall not be treated as an Incentive Stock Option to the extent the aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of Stock for which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year exceeds $100,000. Such excess Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 7(d), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(e) Duration and Exercise of Options. Options may be exercised for terms of up to but not exceeding ten years from the date of grant. Subject to the foregoing, Options shall be exercisable at the times and in the amounts (up to the full amount thereof) determined by the Committee at the time of grant. If an Option granted under the Plan is exercisable in installments the Committee shall determine what events, if any, will make it subject to acceleration. The term of an Incentive Stock Option granted to an employee who owns more than 10% of the combined voting power of all classes of stock of the Company shall not exceed 5 years.

(f) Termination of Services. Upon the termination of a Grantee's services for the Company or its Subsidiaries for any reason, Options held by the Grantee may only be exercised to the extent and during the period, if any, set forth in the Option Agreement.

(g) Transferability of Option. No Option shall be transferable except by will or the laws of descent and distribution. An Option shall be exercisable during the Grantee's lifetime only by the Grantee.

(h) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution thereof. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Grantee, alter or impair any rights or obligations under any Option theretofore granted under the Plan or adversely affect the status of an Incentive Stock Option.

(i) Other Terms and Conditions. Option Agreements may contain any other provision not inconsistent with the Plan that the Committee deems appropriate.

8. Changes in Capital Structure.

(a) Effect on the Plan. In the event of changes in the outstanding capital stock of the Company by reason of any stock dividend, stock split or reverse split, reclassification, re-capitalization, merger or consolidation, acquisition of 80 percent or more of its gross assets or stock, reorganization or liquidation, the Committee and/or the Board shall make such adjustments in the aggregate number and class of shares available under the Plan as it deems appropriate, and such determination shall be final, binding and conclusive.

(b) In Outstanding Options.

        (i) Stock Splits and Like Events.

            Should a stock dividend, stock split, reverse stock split, reclassification, or re-capitalization occur, then the Committee and/or the Board shall make such adjustments in (i) the number and class of shares to which optionees will thereafter be entitled upon exercise of their options and (ii) the price which optionees shall be required to pay upon such exercise as it in its sole discretion in good faith deems appropriate, and such determination shall be final, binding and conclusive. Notwithstanding the foregoing, such adjustment shall have the result that an optionee exercising an option subsequent to such occurrence would pay the same aggregate exercise price to exercise the entire option and would then hold the same class and aggregate number of shares as if such optionee would have exercised the outstanding option immediately prior to such occurrence.

        (ii) Recapitalizations; Assumption of Options.

             (A) Definition of "Event".
                 An "Event" shall mean the occurrence of any of the following transactions:

                (I) a merger or consolidation in which the Company is the surviving corporation if Company shareholders as a result of the merger or consolidation receive stock of another corporation and/or property in exchange for their Company shares or any merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a re-incorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company and the options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all optionees);

                (II) a dissolution or liquidation of the Company;

                (III) the sale of substantially all of the assets of the Company; or

                (IV) any other transaction which qualifies as a transaction to which Section 424(a) of the Code may apply wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

             (B) Effect of "Event".
                 Upon the consummation of an Event, the Board shall make
             arrangements which shall be binding upon the holders of unexpired options then outstanding under this Plan as the Board, in its sole discretion, in good faith determines to be in the best interests of the Company, which determination shall be final and conclusive. The possible arrangements include, but are not limited to, the substitution of new options for any portion of such unexpired options, the assumption of any portion of such unexpired options by any successor to the Company or its affiliate, the acceleration of the expiration date of any portion of such unexpired options to a date not earlier than thirty (30) days after notice to the optionee, or the cancellation of such portion in exchange for the payment by any successor to the Company or its affiliate of deferred compensation to the optionee. (Such deferred compensation may (but need not) be in an amount equal to the difference between the fair market value of the Shares subject to such unexpired portion and the aggregate exercise price of the Shares under the terms of such unexpired portion on the date of the Event and may (but need not) be paid in installments which correspond to the vesting schedule of the unexpired option.) The Board shall not be obligated to arrange such substitution or assumption to comply with Section 424(a) of the Code or to accelerate the exercisability of a portion of an option when it accelerates the expiration date of such portion. The Board may but need not treat all options in a like manner.

             (C) Company Acquisitions.

                 The Company, from time to time, also may substitute or
             assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an option under the Plan in substitution of such other company's award, or (ii) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an option granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed option would have been eligible to be granted an option under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the
             Code). In the event the Company elects to grant a new option rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price.

9. Amendment of the Plan.

   The Board may amend the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent deemed desirable to carry out the Plan without action on the part of the stockholders of the Company; provided, however, that, except as provided in Section 8 and this Section 9, unless the stockholders of the Company shall have first approved thereof (i) the total number of shares of Stock subject to the Plan shall not be increased,
(ii) no Option shall be exercisable more than ten years after the date it is granted, (iii) the expiration date of the Plan shall not be extended and
(iv) no amendment shall permit the exercise price of any Option to be less than the Fair Market Value of the Stock at the time of grant, increase the number of shares of Stock to be received on exercise of an Option, materially increase the benefits accruing to a Grantee under an Option or modify the eligibility requirements for participation in the Plan.

10. Interpretation and Construction.

   The interpretation and construction of any provision of the Plan by the Committee shall be final, binding and conclusive for all purposes.

11. Application of Funds.

    The proceeds received by the Company from the sale of Stock pursuant to this Plan will be used for general corporate purposes.

12. No Obligation to Exercise Option.

    The granting of an Option shall impose no obligation upon the Grantee to exercise an Option.

13. Plan Not a Contract of Employment.

    Neither the Plan nor any Option Agreement is a contract of employment, and the terms of employment of any Grantee shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any Grantee for a continuance of employment; nor shall it interfere with the right of the Company (or its Subsidiary, if applicable) to discharge the Grantee.

14. Expense of the Plan.

    All of the expenses of administering the Plan shall be paid by the Company.

15. Compliance with Applicable Law.

    Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for shares of Stock issuable upon exercise of an Option unless and until the Company is advised by its counsel that the issuance and delivery of the certificates is in compliance with all applicable laws, regulations of government authorities and requirements of any exchange upon which shares of Stock are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of certificates to comply with any of those laws, regulations or requirements. The Committee may require, as a condition of the issuance and delivery of certificates and in order to ensure compliance with those laws, regulations and requirements, that the Grantee make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable. Each Option shall be subject to the further requirement that if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Stock subject to the Option, under any securities exchange requirements or under any applicable law, or the consent or approval of any regulatory body, is necessary in connection with the granting of the Option or the issuance of Stock thereunder, the Option may not be exercised in whole or in part unless the listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

16. Governing Law.

    Except to the extent preempted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of California.